UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
OF SMALL BUSINESS ISSUERS
Under Section 12(b) or (g) of the Securities Exchange Act Of 1934

Steele Oceanic Corporation
(Name of Registrant as specified in its charter)

Oklahoma	81-3539189
(State or other jurisdiction of incorporation or jurisdiction)	(I.R.S. Employer Identification Number)

2658 Del Mar Heights Rd. # 520 Del Mar, CA 92014

(Address of principal executive offices)
Registrant's telephone number, including area code: (858)847-9090

Securities to be registered under Section 12(b) of the Act: None
Securities to be registered under Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $.0001	None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	[X]

EXPLANATORY NOTE
We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $.0001, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
As a result of filing this Form 10, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g).  Unless otherwise noted, references in this registration statement to the "Company," "we," "our" or "us" means Steele Oceanic Corporation, an Oklahoma corporation. Our principal place of business is located at 2658 Del Mar Heights Rd. Suite 520 Del Mar, CA 92014 (email: sdlandow@gmail.com).  Our telephone number is (858) 847-9090.
FORWARD LOOKING STATEMENTS
There are statements in this registration statement that are not historical facts. These "forward-looking statements" can be identified by use of terminology such as "believe," "hope," "may," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy" and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under "Risk Factors." Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

PART I
ITEM 1.	BUSINESS
BUSINESS DEVELOPMENT

Steele Oceanic Corporation (the "Company" or "Steele Oceanic"), was established to develop and build a vertically integrated holding company in the international seafood industry.  The Company was formed as a result of a Reorganization, as more fully disclosed below under "Reorganization."

The Seafood Industry: Background and the important role of Vertical Integration.

The Seafood industry is diverse and fragmented with an estimated $400 Billion in Annual Revenues globally in 2015. [undercurrent news 10/6/15].
 Historically, companies have specialized in a single seafood species segments within the value chain.  The Seafood industry is broken down into three main segments with a fourth, we believe, rapidly emerging:

❖	Harvesting
•	Commercial Fishing
•	Aquaculture Production (Farming vs. Wild Catch)
❖	Processing
•	Primary – cleaning; sorting; freezing; filleting and packaging
•	Secondary – creation of processed products for ready meals or meal components
❖	Distribution
•	Wholesale – U.S. Foods/Sysco Distributors
•	Retail – Supermarkets; Specialty Seafood Stores
•	In-Trade – Hotels; Restaurants & Institutional
❖
Emerging Fourth Segment - Fish Feed – as Aquaculture continues to grow, the Fish Feed sub-category is expected to produce strong annual growth.   A fifth year of fishmeal shortages is leading to a rush of mergers and acquisitions as companies including Cargill Inc. seek to meet demand for seafood that's growing faster than for beef, poultry or pork. [Bloomberg Feb 15, 2016]

Catalysts to the Opportunity:  2015 was extremely turbulent for the Seafood Industry, as seen by the $5 Billion drop in turnover by the World's 100 Largest Seafood Companies, resulting in several bankruptcy filings 2013-2015, a result of overleverage in the sector.
[undercurrent news 10/6/15].

Management contends that this 'Perfect Storm' business environment, one of the largest in the past 75 years, set a unique landscape on which to build a vertically integrated International Seafood enterprise and execute a Roll-up Strategy in the industry.

Management believes that a business opportunity is available as a result of many wholesale companies that we contend were unable to complete existing orders or enter new orders for their longtime customers. Under normal circumstances, those customers may never have considered an alternative resource like Steele Oceanic but under the current conditions, we intend to expand our customer base by proving an alternative source to their orders.

As the markets begin to settle, Steele Oceanic is positioning itself to acquire assets of established companies, (now in need of a safe harbor to join), at a substantial discount to the premium normally expected for acquisitions and is in some cases, an actual discount to today's market values.
The Vision for Steele Oceanic: Utilizing a public entity to become one of the limited number of remaining 'buyers' in the growing number of motivated sellers in the small-middle tier entities.    (See Acquisition of Global Seafood International, Inc. below)
During a consolidation market, management has observed that the number of the potential buyers group shrinks but the supply of inventory for sale at the small and medium size business categories actually grows. Management's vision is to utilize our status as a public entity to attract those smaller and medium entities.

M&A Strategy:

Steele Oceanic will focus its purchases on seafood companies that are too small to be of interest to the largest buyers and no longer viable as a stand-alone entity competing in the overall Seafood market.

These are the historically solid businesses that in all likelihood are not able to continue to complete and survive with what is left in the marketplace.  With owners in their 60's and 70's with either no family members wanting to, or capable of, taking over the business, they now discover there are few buyers looking to cash out their lifetime of work.

The challenge for smaller companies is that retailers only want to stock a certain number of brands on their shelves.  Access to retail shelf space and management succession issues are all making it more difficult for small independent companies to complete with the bigger players.

With few if any alternatives, these companies, in our assessment, will sell at discounts to historical values before the consolidation began and be very flexible with regards to terms and accepting the majority of the price in paper.

The acquisitions made in the small to medium size categories tend, in our observation, to be completed at smaller premiums.  Private companies get valued substantially lower because there is no public market, which adds value because of the liquidity factor.  Private acquisitions often stem from the seller's need to get out rather than the buyer's desire for a purchase.
Model Objectives and Exit Strategy

Focus on the Supply Side:

Vertical Integration: Moving forward, a successful roll-up strategy in the Seafood industry must include Vertical Integration as a core element to effectively drive revenues and profits.  Building a business that incorporates ownership and control from harvesting to processing and distribution can enable the Company to:

•	Achieve operational synergies, cost reductions and higher margins;
•	Maintain quality control as traceability of the end product has become a major emphasis for food safety; and
•	Establish faster distribution to customers and have the built-in ability to adapt quickly to the changing demands of customers

Improve the acquired company's performance:   Improving the performance of the target company is one of the most common value-creating acquisition strategies. The strategy is to buy a company and radically reduce costs to improve margins and cash flows. In some cases, the acquirer may also take steps to accelerate revenue growth.

Size:  The increase in size will also enable the Company to meet the expectations of the significant customers who are looking for vendors who can deliver product in larger enough volumes to accommodate their growth and market coverage.

Margins:  The aim of these transactions is to take advantage of greater size, bring on more sophisticated management, and reduce costs.  Additional profits, we contend, can be achieved by taking advantage of the economies of scale and expanding a company's footprint.     Larger companies have stronger negotiating influence; (example: more buying power to purchase goods in bulk).  Fewer vendor choices can reduce discounting; stabilize margins and create the opportunity to increase pricing.

Dynamics:  To achieve the expected cost savings and economies of scale, the new combined entity will eliminate infrastructure duplications.

Ability to be more aggressive with key acquisition targets by minimizing overall debt:  The best way to create value from an acquisition is to buy cheap—in other words, at a price below a company's intrinsic value.  Such opportunities can be brief moments when Markets, for example, sometimes overreact to negative news, such as an unavoidable worldwide event, (weather, nature, political change) or the failure of a single product in a portfolio with many strong ones.

With the majority of the purchase price to be paid in Company securities, the Company can make superior offers to a potential acquisition targets because they are not reliant on finding additional capital for a higher offer.  Management strategy of having less debt than competing companies of similar size, not only delivers stronger earnings with less constraints due to a heavy debt load.  It also keeps 'dry powder' available when time is limited and flexibility is needed to take advantage of market dynamics, which may cause a short term drop in the cost of raw materials or speed up a sense of urgency to a potential target due to cash flow issues.

Accelerate market access for the new and existing companies' products: Often relatively small companies with innovative products have difficulty reaching the entire potential market for their products.  By adding access to the existing customer base of the core company itself, new products can achieve cost effective production levels with better margins sooner, if not immediately.

Reorganization

Steele Oceanic Corporation, an Oklahoma Corporation ("Steele Oceanic") was the resulting corporation arising from a reorganization into a holding company structure (the "Reorganization").

To effect the Reorganization, Steele Oceanic was formed by Steele Resources Corporation, an Oklahoma corporation, ("Steele Resources") as its direct and wholly owned subsidiary, and, in turn, Steele Oceanic formed SELR PRE, Inc., an Oklahoma corporation ("Merger Sub") as a wholly owned subsidiary of Steele Oceanic.  The holding company organizational structure was implemented pursuant to Section 1081(g) of the Oklahoma General Corporation Act ("Oklahoma Act") by the merger of Steele Resources with and into Merger Sub.  Merger Sub survived the merger as a direct, wholly owned subsidiary of Steele Oceanic.

Background

Steele Resources Corporation was originally incorporated in Nevada on February 12, 2007. Steele Resources (formerly Steele Recording Corporation) was a U.S. exploration and mining company, incorporated in the state of Nevada on February 12, 2007. On June 17, 2010, the Company entered into and consummated a Plan and Agreement of Reorganization between Steele Resources Corporation and Steele Resources Corporation and certain stockholders of Steele Resources Corporation Pursuant to the Reorganization, Steele Resources Corporation acquired all of the issued and outstanding shares of Steele Resources Corporation, a Nevada Corporation ("SRI"), formed in May 2010. From an accounting perspective, Steele Resources Corporation was the acquirer.

On July 18, 2008, Steele Recording Corporation became a reporting company under Section 12(g) of The Securities Exchange Act of 1934.  Steele Resources (formerly "Steele Recording Corporation") filed its annual and quarterly reports, wherein the last report filed was the annual report for the period March 31, 2014.  On July 11, 2016, Steele Resources filed a Form 15-12G and terminated its reporting responsibility.  There were no other financial reports filed between March 31, 2014 and July 11, 2016.

On July 22, 2016, Steele Resources implemented a domicile change from Nevada to Oklahoma by creating and merging into Steele Seafood Corporation ("Steele Seafood"), an Oklahoma corporation.  The domicile change was approved by the Oklahoma Secretary of State.  The domicile change was approved by the Board of Directors and the majority shareholders of Steele Resources.

Holding Company Reorganization

On August 26 2016, Steele Oceanic was incorporated under the Oklahoma General Corporation Act ("Oklahoma Act") as a wholly owned subsidiary of Steele Resources Corporation.  On the same date, Merger Sub was incorporated under the Oklahoma Act as a wholly owned subsidiary of Steele Oceanic.  On the day of incorporation of Steele Oceanic and Merger Sub, Steele Oceanic became the parent/successor issuer pursuant to Section 1081(g) of the Oklahoma Act under an Agreement and Plan of Merger ("Reorganization") which was executed by Steele Resources Corporation, Steele Oceanic, and Merger Sub under the Agreement, Steele Resources Corporation merged into Merger Sub and Steele Resources Corporation ceased to exist, wherein Merger Sub became the survivor and successor under Section 1088 of the Oklahoma Act, having acquired all of Steele Resources Corporation's assets, rights financial statements, obligations, and liabilities as the constituent or resulting corporation.  Steele Oceanic became the parent and the Holding Company of Merger Sub under the Reorganization which was in compliance with Section 1081(g) of the Oklahoma Act at the time of the Reorganization, Steele Oceanic as successor issuer had less than 300 shareholders.

Upon consummation of the Reorganization, each issued and outstanding equity of the former Steele Resources Corporation was transmuted into and exchanged for an identical equity structure of Steele Oceanic (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions.  Upon consummation, Steele Oceanic was the issuer since the former Steele Resources Corporation equity structure was transmuted pursuant to Section 1081(g) into current issued and outstanding equities of Steele Oceanic.

Reverse Stock Split

On July 22, 2016, Steele Resources implemented a four thousand to one reverse stock split of its issued and outstanding common shares. As of the date of this filing, an ex-dividend date implementing the reverse stock split has not been implemented as an ex-dividend date has not been set by the Financial Industry Regulatory Authority, Inc. (hereby and through the filing, referred to as "FINRA")

Acquisition of Global Seafood International, Inc. (GSI)

Steele Oceanic currently conducts the majority of its operations through its wholly owned operating subsidiary, Global Seafood International, Inc., (GSI), which it acquired on October 1, 2016 in an all-stock transaction.

On October 1, 2016, the Company completed a Stock Purchase Agreement for GSI. As consideration for the transaction, the Company provided Global 2.0, 284,490 shares of Series B Convertible Preferred Stock. These Series B Preferred Shares are not subject to the reverse stock split discussed otherwise in this filing and would convert into 284,490 shares of common stock at the discretion of sellers of Global 2.0. In the event the sellers of Global 2.0 determined to convert their Series B Preferred Shares, based on the current issued and outstanding shares and shares reserved for issuance as of the date herein, would receive 9.48% of the issued and outstanding shares of common stock on a post-split basis. Steele Oceanic currently holds all the issued and outstanding shares of GSI.
GSI began its first year of business in 2016, operating primarily as a 'trading company', acquiring inventories at record low prices when many buyers were constrained by line of credit reductions or cut off completely and continues to engage in this business subsequent to the acquisition by Steele Oceanic on October 1, 2016.
Chilean Aquaculture and the Company's focus on the Southern Most Regions

In 2016, GSI developed a purchasing strategy focused on Salmon produced in the furthest south waters in Chile.  This is a very significant and differentiable aspect of Steele Oceanic's business plan

Chilean aquaculture began in experimentation in the early 1970's. Industrial level production began in the late 1970's, growing through the 1980's & 1990's until it represented 34% of the world's production by 2003. In 2005, Chile expected to export $1.5 billion worth of fresh-packed salmon, with 40 percent of it coming to the United States.

In 2007, Chile's salmon industry faced a severe challenge as the virus, infectious salmon anemia ("ISA"), was first reported at a Chilean salmon farm.  It quickly spread through southern Chile, disrupting a fishing business that had become one of the country's biggest exporters during the past 15 years. (In 2007, Salmon revenues in Chile reached its highest point, exporting about 76,500,000 tons.) The Chilean industry suffered more than a billion dollars in losses and saw its production of Atlantic salmon fall by half.

The solution was an Antibiotic/Anti-parasitic program initiated by the largest farms and producers in 2009. Mortality rates dropped from a high of 25% to an average of 15.2% by 2014.

In mid-2014, the negative impact of Chilean salmon industry's use of the antibiotic oxytetracycline, (put into the feed to fight against the persistent and widespread disease) began surfacing when agencies started to report increasing evidence that the antibiotic was no longer working effectively.

In May 2015, Walmart and Costco announced they were transitioning to 100% 'antibiotic free' Salmon. [Undercurrent News June 11, 2015].

Out of chaos comes opportunity: Having not participated in the original wave of investments developing the Chilean salmon industry and fortunately missing the billion dollar losses resulting from the infectious salmon anemia ("ISA") virus and subsequent second round of losses from the antibiotic quagmire, this opportunity, we believe, was ideally tailored for the newly started Global Seafood business.

In the Chilean salmon business, heavy antibiotic usage to fight the ISA virus has raised concerns and disrupted sales, as water temperatures warmed creating a strong environment for 'sea lice' to thrive.

There is one region in the area south of the Strait of Magellan, known for being prime conditions for salmon farming due to the frigid temperatures. This area is considered Antarctic waters, isolated from the warmer farming areas further north that have been heavily hit by the ISA virus.

This region has not required antibiotics; however, it still suffered from the same stigma as the regions much further north, mistakenly because it is a salmon product from Chile.  Known as Region 12, the Company has focused its purchases from here, enabling it to position itself as a clean and reliable supplier, while others have been forced to invest heavily to develop alternatives to antibiotic usage.

Chilean salmon represents a tremendous opportunity for our Company to expand horizontally.

Management and Employees

Carlos Faria – Managing Director/Steele Oceanic Corporation/Operations:
Before joining Steele Oceanic, Mr. Faria was Senior Vice President – Procurement at AquaStar, the largest operating company in the Red Chamber Group, a $3 Billion vertically integrated leader in the International Seafood market.  (www.aquastar.com).  During his tenure, he developed 4 new product lines with over 50 new sku's.  From 2012 – 2015 he served as Vice President of Operations at Chicken of the Sea Frozen Foods, the largest operating company in the Thai Union Group, a $5 Billion diversified international seafood company, (www.thaiunion.com).  As Head of East Coast operations, he was an integral part of the management team that brought revenues from $400 Million to $950 Million in four years.  He began his career at Citibank, N.A. as an International Business Analyst in Caracas, Venezuela.
Pedro Veganzones – Managing Director/Operations:
Since 2001, Mr. Veganzones has held senior positions in the Chilean Seafood Industry, where he was personally responsible for the development of new relationships with some of the largest wholesale/retail seafood procurement companies in the United States and Asia. His skills negotiating with clients and managing interdepartmental teams have proven key to increasing the value of companies through improved management strategies.  His expertise includes fresh and frozen Salmon, Steelhead, Coho, Mussels and Crab products. Mr. Veganzones had risen to the position of National Sales Director, USA, prior to joining GSI in 2016.

Scott D. Landow – Founding Partner: A serial entrepreneur with over 30 years' experience building and executing business plans in: Investment Banking; Specialty Retail; Medical Equipment; Beverages & Sports Nutrition, successfully conducting business from East Asia, U.S. to China, Japan, Korea and the Middle East.  Mr. Landow specializes in building business strategies for emerging growth companies that have plateaued using their own momentum.  He has been the CEO/Chairman of several public companies, typically in a 'transitional role' for a few years, aggregating and integrating new resources and managerial expertise to lead the next evolution and growth.  For the past several years he has also been an Adjunct Professor of Entrepreneurship at California State University.
The Company has no full-time employees
The Company has engaged several independent contractors to act as Advisors and to facilitate for the sponsorship for the Company's purchasing and distribution services. The independent contractors are compensated in monthly by check.
REGULATORY MANDATES
No industry specific governmental approvals are needed for the operation of our business.

REPORTS TO SECURITY HOLDERS
We will make available free of charge any of our filings as soon as reasonably practicable after we electronically file these materials with, or otherwise furnish them to, the Securities and Exchange Commission ("SEC"). We are not including the information contained in any website as part of, or incorporating it by reference into, this report on Form 10.
As a result of its filing of the original Form 10, the Company will be become subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These obligations include filing an annual report under cover of Form 10-K, with audited financial statements, unaudited quarterly reports on Form 10-Q and the requisite proxy statements with regard to annual shareholder meetings. The public may read and copy any materials the Company files with the Securities and Exchange Commission (the "Commission") at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0030. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
ITEM 1A- RISK FACTORS
The following risk factors should be considered carefully in addition to the other information contained in this Form 10 report. This report contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers' or our industry's actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. "Risk Factors," "Management's Discussion and Analysis" and "Business," as well as other sections in this report, discuss some of the factors that could contribute to these differences.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR REFERRED TO IN THIS REPORT, BEFORE PURCHASING SHARES OF OUR COMMON STOCK. THERE ARE NUMEROUS AND VARIED RISKS, KNOWN AND UNKNOWN, THAT MAY PREVENT US FROM ACHIEVING OUR GOALS. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE WILL FACE. IF ANY OF THESE RISKS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATION MAY BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND INVESTORS IN OUR COMMON STOCK COULD LOSE ALL OR PART OF THEIR INVESTMENT. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS, BUT THE INFORMATION MAY CHANGE AFTER SUCH DATE.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED, OR PLANNED.

BECAUSE WE HAVE A SHORT OPERATING HISTORY UNDER OUR CURRENT MANAGEMENT, THERE IS LIMITED INFORMATION UPON WHICH YOU CAN EVALUATE OUR BUSINESS.

Steele Oceanic was formed on August of 2016, but it did not begin operations in its current line of business until its acquisition of Global Seafood International, Inc. on October 1, 2016. [Global Seafood had operations for the entire calendar year.]  As such, we have not engaged in a sufficient amount of consistent activity over a sustained period of time to establish an operating history in our current line of business, except through our wholly owned subsidiary, Global Seafood International, Inc..  Since beginning operations in our current line of business, we have not been profitable, and we have limited financial results upon which you may judge our potential.  As of October 31, 2016,  our profits  totaled $29,936.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development, particularly companies in the rapidly evolving market for medical products and services.  To be successful in this market, we must, among other things:  attract and maintain a broad base of large and small customers; increase awareness of our concept; develop and introduce functional and attractive product and service offerings; respond to competitive and technological developments; attract, integrate, motivate and retain qualified personnel; and continue to build and expand our operational structure to support our business.  We cannot guarantee that we will succeed in achieving these goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results.  Our predecessor company experienced in the past under-capitalization and liquidity problems, which limited its ability to successfully bring its development-stage products to marketability.  From time to time, the Company has had to pass on opportunities associated with business and product acquisitions because the capital was not available to consummate the proposed transactions.  Similarly, we will require additional capital in order to execute our current business plan.  As a development-stage business, we may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  As a result of these factors, other factors described herein and unforeseen factors, we may not be able to successfully implement our business model.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.
Based on our current operating plan, we anticipate that we will need additional capital in the near future.  We currently do not have any commitments for additional financing.  We cannot be certain that additional financing will be available when and to the extent required or that, if available, it will be on acceptable terms.  If adequate funds are not available on acceptable terms, we may not be able to fund our expansion, develop or enhance our products or services or respond to competitive pressures.  In that event, stockholders could lose their entire investment.  If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our current stockholders will be diluted.

ALL OF OUR SIGNIFICANT CUSTOMER CONTRACTS AND SOME OF OUR SUPPLIER CONTRACTS ARE SHORT-TERM AND MAY NOT BE RENEWABLE ON TERMS FAVORABLE TO US, OR AT ALL.

All of our customers and some of our suppliers operate through purchase orders or short-term contracts. Though we have long-term business relationships with many of our customers and suppliers and alternative sources of supply for key items, we cannot be sure that any of these customers or suppliers will continue to do business with us on the same basis. Additionally, although we try to renew these contracts as they expire, there can be no assurance that these customers or suppliers will renew these contracts on terms that are favorable to us, if at all. The termination of, or modification to, any number of these contracts may adversely affect our business and prospects, including our financial performance and results of operations.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Luxury products, such as premium grade Crab meat or Salmon, are discretionary purchases for consumers. Any reduction in consumer discretionary spending or disposable income may affect the seafood industry more significantly than other industries. Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates. Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

WE OPERATE IN A HIGHLY-REGULATED INDUSTRY, AND REGULATORY CHANGES MAY HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

Our business is subject to extensive regulation and licensing requirements, and we commit material financial and employee resources to comply with these regulations. Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

 For years, the international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks. In the past, these concerns have resulted in the imposition of quotas that subject individual countries, such as Croatia, to strict limitations on the amount of fish they are allowed to catch. These quotas do not currently apply to the Blue Star Mexican or our Chilean operations and, if that changes in the future, our financial condition and results of operations may be adversely affected. If international organizations or national governments were to impose additional limitations on fishing and fish farm operations or impose a fishing moratorium, this could have a negative impact on our results of operations.

OUR OPERATIONS, REVENUE AND PROFITABILITY COULD BE ADVERSELY AFFECTED BY CHANGES IN LAWS AND REGULATIONS IN THE COUNTRIES WHERE WE DO BUSINESS.

The governments of countries into which we buy our products, from time to time, consider regulatory proposals relating to raw materials, food safety and markets, and environmental regulations, which, if adopted, could lead to disruptions in distribution of our products and increase our operational costs, which, in turn, could affect our profitability. To the extent that we increase our product prices as a result of such changes, our sales volume and revenues may be adversely affected.

Furthermore, these governments may change import regulations or impose additional taxes or duties on certain exports from time to time. These regulations and fees or new regulatory developments may have a material adverse impact on our operations, revenue and profitability.

THERE COULD BE CHANGES IN THE POLICIES OF THE GOVERNMENTS IN THE COUNTRIES WHERE WE DO BUSINESS THAT MAY ADVERSELY AFFECT OUR BUSINESS.

The aquaculture industry is subject to policies implemented by their respective governments. These governments may, for instance, impose control over aspects of our business such as distribution of raw materials, pricing and sales. If the raw materials used by us or our products become subject to any form of government control, then depending on the nature and extent of the control and our ability to make corresponding adjustments, there could be a material adverse effect on our business and operating results.

Separately, our business and operating results also could be adversely affected by changes in policies of these governments such as: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion, imports on sources of supplies; or the expropriation or nationalization of private enterprises.

CLIMATE CHANGE AND RELATED REGULATORY RESPONSES MAY IMPACT OUR BUSINESS.

Climate change as a result of emissions of greenhouse gases is a significant topic of discussion and may generate regulatory responses in the near future. For example, the changes in water temperature that may result from climate change could harm our business. It is impracticable to predict with any certainty the impact of climate change on our business or the regulatory responses to it, although we recognize that they could be significant.

To the extent that climate change increases the risk of natural disasters or other disruptive events in the areas in which we operate, we could be harmed. While we maintain business recovery plans that are intended to allow us to recover from natural disasters or other events that can be disruptive to our business, our plans may not fully protect us from all such disasters or events.

WE MAY INCUR MATERIAL COSTS ASSOCIATED WITH NON-COMPLIANCE WITH ENVIRONMENTAL REGULATIONS.

We are subject to various environmental regulations, including those governing discharges to water, the management, treatment, storage and disposal of hazardous substances, and the remediation of contamination. If we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities or vessels or as a result of insufficient disposal of food waste and excrement, we may be subject to penalties and could be held liable for the cost of remediation. For example, an accident involving one of our vessels could result in significant environmental liability, including fines and penalties and remediation costs. If we are subject to these penalties or costs, we may not be covered by insurance, or any insurance coverage that we do have may not cover the entire cost. Compliance with environmental regulations could require us to make material capital expenditures and could have a material adverse effect on our results of operations and financial condition.

EXCHANGE RATE FLUCTUATIONS COULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

Our operations are conducted in foreign currencies. Any fluctuation in the value of foreign currencies or any other currency, such as the U.S. Dollar, will affect the value of our revenues in cases of revenues that are received in foreign currencies, which could have a material adverse effect on our business, prospects, financial condition and results of operations and thus affect the market price of our ordinary shares in the U.S.

FAILURE TO COMPLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT AND LOCAL ANTI-CORRUPTION LAWS COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The jurisdictions that our executives are active in prohibit bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices could potentially occur from time-to-time.

 While we intend to implement measures to ensure compliance with the FCPA by all individuals involved with our company, our employees or other agents may engage in such conduct without our knowledge for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

ADVERSE LITIGATION RESULTS COULD AFFECT OUR BUSINESS.

We are subject to various legal proceedings. Litigation can be lengthy, expensive and disruptive to our operations, and results cannot be predicted with certainty. An adverse decision could result in monetary damages or injunctive relief that could affect our business, operating results or financial condition.

SPECULATIVE NATURE OF THE COMPANY'S PROPOSED OPERATIONS.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of identified target companies. While management will prefer business combinations with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations will be dependent upon management of the target company and numerous other factors beyond our control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS.

We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete with numerous other small public companies in seeking merger or acquisition candidates.

IMPRACTICABILITY OF EXHAUSTIVE INVESTIGATION; FAILURE TO MEET ITS FIDUCIARY OBLIGATIONS.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target company. The decision to enter into a business combination, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if we had more funds available to it, would be desirable. We will be particularly dependent in making decisions upon information provided by the principals and advisors associated with the business entity seeking our participation. Management may not be able to meet its fiduciary obligation to us and our stockholders due to the impracticability of completing thorough due diligence of a target company. By its failure to complete a thorough due diligence and exhaustive investigation of a target company, we are more susceptible to derivative litigation or other stockholder suits. In addition, this failure to meet our fiduciary obligations increases the likelihood of plaintiff success in such litigation.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") requires companies subject thereto to provide certain information about significant acquisitions including audited financial statements for the company acquired covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION.

We have neither conducted, nor have others made available to it, market research indicating that demand exists for the transactions contemplated by us. Even in the event demand exists for a transaction of the type contemplated by us, there is no assurance we will be successful in completing any such business combination.

 LACK OF DIVERSIFICATION.

Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with only one Target Company. Consequently, our activities will be limited to those engaged in by the business entity which we will merge with or acquire. Our inability to diversify its activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The Company is a "penny stock" company.  None of its securities currently trade in any market and, if  ever  available  for  trading,  will be  subject  to a Securities  and Exchange  Commission  rule that imposes  special sales  practice requirements upon  broker-dealers who sell such securities to persons other than established customers or accredited  investors.  For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess  of  $5,000,000,  or  individuals  having a net  worth in  excess  of $1,000,000  or having an annual  income that  exceeds  $200,000  (or that,  when combined with a spouse's income, exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4,  15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934,  as amended.  Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities.  The rules will further affect the ability of owners of shares to sell their securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

 NO PUBLIC MARKET EXISTS FOR THE COMPANY'S COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for the Company's common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile.  Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby.  If there is a low price of the Company's securities,  many  brokerage  firms  may  not be  willing  to  effect transactions  in  the  securities.  Even if a purchaser finds a broker willing to effect a transaction in the Company's  shares,  the  combination  of brokerage commissions,  state  transfer  taxes,  if any, and any other  selling  costs may exceed the selling price. Further, most lending institutions will not permit the use of the Company's shares as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON THE COMPANY'S STOCK PRICE.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only pursuant to an effective  registration statement or under the requirements of  Rule 144 or other  applicable exemptions rom  registration  under  the  Act  and  as  required  under  applicable  state securities laws.  Officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective.  Rule 144 provides in essence that a person who is an  affiliate  or officer or director who has held restricted  securities for six months may, under certain conditions,  sell every three months, in brokerage transactions, a number of shares that does not exceed the  greater of 1.0% of  a  company's  outstanding  common  stock. There is no limit  on  the  amount  of  restricted  securities  that  may be  sold  by a nonaffiliate after the owner has held the restricted  securities for a period of six months if the company is a current,  reporting  company under the '34 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant  to  subsequent  registration  of  shares of  common  stock of  present  stockholders, may have a depressive effect upon the price of the common stock in any market that may develop. In addition, if we are deemed a shell company pursuant to Section 12(b)-2 of the Act, our "restricted securities", whether held by affiliates or non-affiliates, may not be re-sold for a period of 12 months following the filing of a Form 10 level disclosure or registration pursuant to the Act.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to the Company's shareholders purchasing in future offerings as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

THE STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT INVESTORS MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF THEY NEED TO LIQUIDATE SHARES.

Our shares of common stock, if listed, may be thinly-traded on the OTC Markets, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors,  including  the fact  that it is a small  company  which is  relatively unknown to stock analysts, stock brokers,  institutional investors and others in the investment  community that generate or influence sales volume, and that even if the  Company  came  to  the  attention  of  such  persons,  they  tend  to be risk-averse  and would be reluctant to follow an unproven,  early stage  company such as ours or  purchase  or  recommend  the  purchase  of any of our Securities  until  such  time  as it  became  more  seasoned  and  viable.  As a consequence, there may be periods of several days or more when trading activity in the  Company's  Securities  is  minimal or  non-existent,  as  compared  to a seasoned  issuer which has a large and steady  volume of trading  activity  that will  generally  support  continuous  sales  without  an  adverse  effect on the Securities  price.  We cannot give investors any assurance that a broader or more active public trading market for the Company's common securities will develop or be sustained, or that any trading levels will be sustained.  Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish an annual report by our management on our internal control over financial reporting. We continue to document and test our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price once we are trading.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

PUBLIC DISCLOSURE REQUIREMENTS AND COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE POSE CHALLENGES FOR OUR MANAGEMENT TEAM AND RESULT IN ADDITIONAL EXPENSES AND COSTS WHICH MAY REDUCE THE FOCUS OF MANAGEMENT AND THE PROFITABILITY OF OUR COMPANY.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, including the policies of the recently appointed Chairman of the SEC, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.
WE MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE, WHICH COULD CAUSE DILUTION TO ALL SHAREHOLDERS.
We have a large amount of authorized but unissued common stock, which our Board of Directors may issue without stockholder approval. We may seek to raise additional equity capital in the future to fund business alliances, develop new prototypes, and grow our manufacturing and sales capabilities organically or otherwise. Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SHARES, AND IF AN ACTIVE MARKET DOES NOT DEVELOP, INVESTORS MAY HAVE DIFFICULTY SELLING THEIR SHARES.
There is currently no public trading market for our common stock except on the "pink sheets". We anticipate having a registered broker-dealer file a Form 211 with the Financial Industry Regulatory Authority that would permit our common stock to be quoted for trading on the OTCBB, but we cannot be sure that such an effort would be successful. If and when our stock does begin trading, we cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market or how liquid that trading market might become. If a trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive. As a result, an investment in our common stock may be illiquid and investors may not be able to liquidate their investment readily or at all when they desire to sell.
SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

ITEM 2. FINANCIAL INFORMATION
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
You should read the following discussion in conjunction with the combined financial statements and the corresponding notes. The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report. Please see the section "Risk Factors" in Item 1A above for a discussion of the uncertainties, risks and assumptions associated with these statements.
The following is management's discussion and analysis of certain significant factors that have affected our financial position and operating results during the periods included in the accompanying consolidated financial statements, as well as information relating to the plans of our current management. This report includes forward-looking statements. Generally, the words "believes," "anticipates," "may," "will," "should," "expect," "intend," "estimate," "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under the heading of "Risk Factors" and elsewhere in this prospectus.

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.
RESULTS OF OPERATIONS
(Fiscal Year Ended) October 31, 2016

For the year ended October 31, 2016, we generated sales of $548,087 as against costs of $511,786.

Our general and administrative expenses for the year ended October 31, 2016 was $40,631.

Our net loss for that period was $4,338.

The results for our operation for the year ended October 31, 2016 were a result of acquiring Global Seafood International on October 1, 2016 and showing only one month of revenues at this time. Management expects that a future revenue stream will ensue now that we have acquired GSI.
Current Assets
Our current total assets equal $798,323 for the year ended October 31, 2016. These include accounts receivables of $420,514, inventories of $147,060, prepaid expenses and other current assets of $66,156, and cash and cash equivalents of $164,593.
Liabilities
Our current liabilities equal $720,363 for the year ended October 31, 2016, These include accounts payable of $513,987, other accrued liabilities of $1,421, related party payables of $124,955 and an outstanding loan of $80.000.
Liquidity and Capital Resources
Our cash and cash equivalents as of October 31, 2016 was $164,593.  Our total liabilities and stockholders' equity as of October 31, 2016 equaled $872,495. This reflected the limited historic revenue stream as a consequence of the short reporting period since acquiring Global Seafood International.
Historically, we have funded our operations through financing activities consisting primarily of private placements of debt and equity securities with existing shareholders and outside investors. Our principal use of funds has been for sales, marketing and for general corporate expenses.
Management intends to use the balance of the proceeds from the offering towards the implementation of the business plan and to provide working capital and/or for future expansion of the Company's operations.
It is probable the Company will require additional capital in order to operate its business and there are no assurances the Company will be able to raise that capital in the future.

Critical Accounting Policies
Accounting Policies and Estimates
The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.
As such, in accordance with the use of accounting principles generally accepted in the United States of America, our actual realized results may differ from management's initial estimates as reported. A summary of significant accounting policies are detailed in notes to the financial statements which are an integral component of this filing.
Revenue Recognition
Revenue from product sales is recognized upon shipment to customers at which time such customers are invoiced. Units are shipped under the terms of FOB shipping point when determination is made that collectability is probable.  The Company follows the guidance contained in the Securities and Exchange Commission's Staff Accounting Bulletin (SAB) No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.
OFF-BALANCE SHEET ARRANGEMENTS
We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.
ITEM 3.	PROPERTIES
Corporate headquarters are located at 2658 Del Mar Heights Rd. Suite 520, Del Mar, CA 92014. The office space is provided without cost by Scott Landow.
Business operations are located at 3000 NW 109th Avenue, Miami FL 33172.
The terms of the lease in Miami, Florida is as follows: Month to month basis at a cost of  $902.44/per month.
ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

The following table lists stock ownership of our Common Stock as of January 17, 2017 based on 205,702,522, shares of common stock issued and outstanding, and 284,490 shares of Series B Convertible Preferred Stock, (1 vote per share) and; 10,656,155,430 reserved for issuance at the discretion of the holders, for a cumulative amount of 10,862,142,442, if all shares are converted to common stock.  The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

This does not take into account the 1:4,000 reverse stock split (which would reduce the outstanding common shares to approximately 2,715,465 shares of common stock in addition to 284,490 shares of Series B Convertible Preferred Stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Scott Landow	2,105,863,434 (2)(3)	19.39%

All Executive Officers and Directors as a Group (1 Person)	2,105,863,434 (2)(3)	19.39%
Small World Traders, LLC (1) (2)	8,550,291,996 (1)(2)(4)*	78.7%
*Reserved for issuance following the reverse stock split (as the amount required exceeds the authorized shares)

(1)
Excludes Series A Preferred Stock which has no conversion rights but has the right to vote on all matters presented to be voted by the holders of Common Stock equal to 75% of the total issued and outstanding shares of the Corporation entitled to vote.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(3)	Includes 20,000,000 shares held by Beshert LLC, which is controlled by Scott Landow and 2,105,863,434 which is held by 2nd Wave Strategies Inc., which is controlled by Scott Landow.
(4)	Small World Traders, LLC is controlled by Michael K. Low
CHANGES IN CONTROL.
There are no arrangements which may result in a change in control.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Set forth below is information regarding the Company's current directors and executive officers. There are no family relationships between any of our directors or executive officers. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title
Scott D. Landow	61	Chief Executive Officer

		President and Chief Financial Officer

Scott Landow – Board of Director; Chief Executive Officer; Chief Financial Officer

Scott D. Landow, was our sole director, CEO and CFO since May, 2013.  In July 2005 Mr. Landow founded Bond Laboratories, Inc., a publicly traded company that manufactures innovative nutritional supplements and beverages.

 Audit Committee Financial Expert

The Company does not have an audit committee or a compensation committee of its board of directors. In addition, the Company's board of directors has determined that the Company does not have an audit committee financial expert serving on the board. When the Company develops its operations, it will create an audit and a compensation committee and will seek an audit committee financial expert for its board and audit committee.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company's assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company's general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board's appetite for risk. While the Board oversees our company, our company's management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

CONTROL PERSONS
Small World Traders, LLC, under the control of Michael K. Low, its manager, owns 1,000 Series A Preferred Stock which has no conversion rights but has the right to vote on all matters presented to be voted by the holders of Common Stock equal to 75% of the total issued and outstanding shares of the Corporation entitled to vote. In addition, Small World Traders, LLC has 8,550,291,996 shares of common stock reserved for the conversion of debt.
The debt previously obligated to Steele Resources Corporation (see Business -"Reorganization") held by Small World Traders, LLC, which totaled an aggregate of $460,327 (and was secured by all the assets of Steele Resources Corporation) was converted effective August 1, 2016 (prior to the reorganization but carrying through the reorganization transaction)  through the presentation of a Notice of Conversion,  into shares of common stock of the Company. Small World Traders, LLC had previously received Series A Preferred Stock as consideration for a deference of the Maturity Date of the debt obligation.  The Series A Preferred Stock which has no conversion rights but has the right to vote on all matters presented to be voted by the holders of Common Stock equal to 75% of the total issued and outstanding shares of the Corporation entitled to vote.
As the number of common shares required to be issued, pursuant to the Notice of Conversion above in combination with the then number of issued and outstanding shares  exceeded the authorized shares, the shares of common stock were reserved and are subject to the reverse stock split disclosed herein. The Company will issue the shares subsequent to the ex-dividend when set by FINRA.
AUDIT COMMITTEE FINANCIAL EXPERT
Steele Oceanic Corporation does not have an audit committee or a compensation committee.
The Company has retained MaloneBailey, a PCAOB Registered Auditing Firm, to act as their auditors and conduct an audit of their financial statements from October 1, 2016 through October 31, 2016.
ITEM 6.	EXECUTIVE COMPENSATION.
The following table sets forth for the year ended October 31, 2016 compensation awarded to, paid to, or earned by, Mr. Scott Landow, our sole Director and Chief Executive Officer as of October 31, 2016, and our other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000, if any.   Scott Landow agreed to defer any retroactive entire salary until the company completes its next capital funding.
SUMMARY COMPENSATION TABLE

Name & Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Award	Non-Equity Incentive Plan Compensation	Change in Pension Value/Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Scott Landow (CEO)(2)	2016	0	0	0	0	0	0	0	0

2016 OPTION EXERCISES AND STOCK VESTED TABLE

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott Landow	2016	0	0	0	0

2016 PENSION BENEFITS TABLE

Name	Year	Plan Name	Number of Year of Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Years (s)
Scott Landow	2016	N/A	N/A	0	0

2016 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Year	Executive Contribution in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance of Last Fiscal Year-End ($)
Scott Landow	2016	0	0	0	0	0

2016  DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Landow	0	0	0-	0	0	0	-

2016 ALL OTHER COMPENSATION TABLE
Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursement ($)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans($)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)	Total ($)
Scott Landow	2016	0	0	0	0	0	0

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Scott Landow	0	0	0	0	0	0	0

EMPLOYMENT AGREEMENTS
We currently have one director. Our current compensation policy for directors is to compensate them through the issuance of common stock as consideration for his joining our board and/or providing continued services as a director. No shares of common stock have been issued to date for  our sole director. We do not currently provide our directors with cash compensation, although we do reimburse their expenses,. No additional amounts are payable to the Company's directors for committee participation or special assignments. There are no other arrangements pursuant to which any directors were compensated during the Company's last completed fiscal year for any service provided.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, CONFLICTS OF INTEREST
 No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

LEGAL PROCEEDINGS.
None.
NON-EMPLOYEE DIRECTOR COMPENSATION
Not-Applicable
ITEM 8.	LEGAL PROCEEDINGS.
We know of no material, active or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.
ITEM 9.	MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market for Our Common Stock

Steele Oceanic common stock is traded in the over-the-counter market, specifically the OTC Markets and can be accessed on the Internet at www.otcmarkets.com under the symbol "SELR" (originally under the name Steele Resources Corporation). We commenced trading in 2007. While the Company has enacted a reorganization (see Business - "Reorganization"), the Company has retained the trading symbol and trading history. The disclosure below reflects the trading history pursuant to the SELR symbol.

At January 17, 2017 there were 205,702,522 shares of common stock of Steele Oceanic were issued and outstanding.  [While the shares of common stock were reversed on a 1:4,000 basis by the consent of the Board of Directors and majority of shareholders, an ex-dividend date has not been set by FINRA and the numbers reflect the pre-reverse split amounts and pricing.]

The following table sets forth for the periods indicated the high and low bid quotations for our common stock.  These quotations represent inter-dealer quotations, without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Fiscal Year 2014
First Quarter January – March 2014	$0.0031	$0.0009
Second Quarter April – June 2014	0.0081	0.0027
Third Quarter July – September 2014	0.0037	0.0013
Fourth Quarter October – December 2014	0.0017	$0.0008

Fiscal Year 2015
First Quarter January – March 2015	$0.0015	$0.0009
Second Quarter April – June 2015	0.001	0.0005
Third Quarter July – September 2015	0.0008	0.0005
Fourth Quarter October – December 2015	0.0008	$0.0004

Fiscal Year 2016
First Quarter January – March 2016	$0.0004	$0.0004
Second Quarter April – June 2016	0.0006	0.0004
Third Quarter July – September 2016	0.00195	0.0006
Fourth Quarter October –December 2016	0.0017	0.0007

As of January 17, 2017 the closing bid price of our Common Stock was $.0007per share.

Dividend Policy

We may never pay any dividends to our shareholders. We did not declare any dividends for the year ended October 31, 2016. Our Board of Directors does not intend to distribute dividends in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Transfer Agent

The transfer agent for Steele Oceanic's common stock is Colonial Stock Transfer.
Penny Stock Rules
The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).
A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.
The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:
•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;
The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:
•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.
In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Regulation M
Our officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.
Holders of Record
As of January 17, 2017, we had approximately 171 holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.
The Company has not sold any shares in the past three years.
ITEM 11.	DESCRIPTION OF SECURITIES TO BE REGISTERED
GENERAL - DESCRIPTION OF CAPITAL STOCK
The Company has authorized a total of 895,000,000 shares of Common Stock, par value $0.0001 per share. The Company has 205,702,522 shares of Common Stock issued and outstanding.  The Company has authorized 5,000,000 shares of Preferred Stock at a par value of $0.0001 per share.  The Company has 285,490 shares of Preferred Stock issued and outstanding as of January 17, 2017.
On July 22, 2016, Steele Resources  implemented a four thousand to one reverse stock split of its issued and outstanding common shares. As of the date of this filing, an ex-dividend date implementing the reverse stock split has not been implemented as an ex-dividend date has not been set by FINRA.
 On August 1, 2016, Steele Resources received notices of conversion from a number of debt holders. The Board of Directors recognized that, if the debt was fully converted into common stock, there were an insufficient number of shares of common stock available for issuance to satisfy the obligation., Small World Traders LLC, an entity controlled by Michael Low, would have been issued 8,550,291,996 shares of common stock. The Company only had Nine Hundred million shares of common stock authorized.  The debt holders agreed to defer the issuance of shares until after the reverse stock split was enacted by FINRA (and an ex-dividend date set), an action that would provide sufficient shares of common stock. .   Consequently, the shares were reserved for issuance on a post-split basis and will be issued immediately following the ex-dividend date. Small World Traders, LLC had previously received Series A Preferred Stock as consideration for a deference of the Maturity Date of the debt obligation.  The Series A Preferred Stock which has no conversion rights but has the right to vote on all matters presented to be voted by the holders of Common Stock equal to 75% of the total issued and outstanding shares of the Corporation entitled to vote.
COMMON STOCK
Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding series of our preferred stock which may be designated in the future, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.

The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a shareholder's investment.
PREFERRED STOCK
The Company has authorized 5,000,000 shares of Preferred Stock at a par value of $0.0001 per share.  The Company has an aggregate of 285,490 shares of Preferred Stock outstanding, which consists of:
(1)
1,000 shares of Series A Preferred A Stock.  The Series A Preferred Stock which has no conversion rights but has the right to vote on all matters presented to be voted by the holders of Common Stock equal to 75% of the total issued and outstanding shares of the Corporation entitled to vote.

(2)
284,490 shares of Series B Preferred B Stock. The Series B Preferred Stock has voting rights of one vote preferred share on all matters presented to be voted by the holders of Common Stock and conversion rights of one shares of common stock for each share of Series B Preferred Stock (with no adjustments for the  reverse stock split discussed above)

OPTIONS
No options granted.
DIVIDEND POLICY
The Company has not paid any dividends on its capital stock and does not expect to pay dividends for the foreseeable future.
Stock Option Plan
No stock option plan established.
ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Company's bylaws indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Company to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Company may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Company would have the legal power to indemnify them directly against such liability.
Costs, charges, and expenses (including attorney fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company as authorized and upon satisfaction of other conditions required by current or future legislation.
We have agreed to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.
ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
The financial statements required by this Item 13 are contained under the sections "Index to Financial Statements" of the Registration Statement. The aforementioned financial statements are incorporated herein by reference.
ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
We have not had any other changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our recent fiscal year or any later interim period.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1	Articles of Incorporation of Incorporation

3.2	Series A Preferred Stock

3.3	Series B Preferred Stock.

3.4	Bylaws

10.1	Securities Purchase Agreement

14.1	Code of Ethics

SIGNATURES
SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 16, 2017

By:	/s/ Scott Landow

President, Chief Financial Officer and Director

STEELE OCEANIC CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Steele Oceanic Corporation
San Diego, California

We have audited the accompanying consolidated balance sheet of Steele Oceanic Corporation and its subsidiaries (collectively the "Company") as of October 31, 2016, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the period from October 1, 2016 through October 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Steele Oceanic Corporation and its subsidiaries as of October 31, 2016, and the results of its consolidated operations and its cash flows for the period from October 1, 2016 through October 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 19, 2017

Steele Oceanic Corporation
Consolidated Balance Sheet

October 31,
2016
Assets
Current assets:
Cash and cash equivalents	$164,593
Accounts receivable	420,514
Inventories	147,060
Prepaid expenses and other current assets	66,156
Total current assets	798,323

Goodwill	70,890
Other assets	3,282
Total assets	$872,495

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$513,987
Related parties payable	124,955
Loan payable	80,000
Other current liabilities	1,421
Total current liabilities	720,363

Total liabilities	720,363

Contingencies and commitments

Stockholders' equity:
Preferred stock (5,000,000 authorized, $0.0001 par value, 284,490 outstanding as of October 31, 2016)
Preferred series A stock (1,000 designated, $0.0001 par value, none outstanding as of October 31, 2016)	-
Preferred series B stock (284,490 designated, $0.0001 par value, 284,490 outstanding as of October 31, 2016)	28
Common stock (895,000,000 authorized, $0.0001 par value, 205,702,522 outstanding as of October 31, 2016)	20,570
Additional Paid-In Capital	135,872
Accumulated deficit	(4,338)
Total stockholders' equity	152,132
Total liabilities and stockholders' equity	$872,495

See accompanying notes

Steele Oceanic Corporation
Consolidated Statements of Operations

Period from October 1, 2016 through October 31, 2016

Sales	$548,087

Cost of Goods Sold	511,786

Gross profit	36,301

Operating expenses:
Selling, general and administrative expenses	40,631
Total operating expenses	40,631

Operating (loss) income	(4,330)

Other (income) expenses, net:
Interest expense, net	8
Total other expenses, net	8

Net loss	$(4,338)

Earning per share:
Basic & Diluted	$(0.00)

Shares used in earnings per share calculation:
Basic & Diluted	205,702,522
See accompanying notes

Steele Oceanic Corporation
Consolidated Statements of Stockholders' Equity

			Series A		Series B		Additional		Total
	Common Stock		Preferred Stock		Preferred Stock		Paid-in	Retained	Stockholders'
	Shares	Amounts	Shares	Amounts	Shares	Amounts	Capital	Earnings	Equity
Balance at September 30, 2016 (unaudited)	205,702,522	$20,570	-	$-	-	$-	$(20,570)	$-	$-
Issuance of preferred stock
in acquisition	-	-	-	-	284,490	28	156,442	-	156,470
Net loss	-	-	-	-	-	-	-	(4,338)	(4,338)
Balance at October 31, 2016	205,702,522	20,570	-	-	284,490	28	135,872	(4,338)	152,132

See accompanying notes

Steele Oceanic Corporation
Consolidated Statements of Cash Flows

Period from October 1, 2016 to October 31, 2016

Cash Flows From Operating Activities
Net loss	$(4,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(149,390)
Inventories	(106,475)
Prepaid expenses and other current assets	21,586
Accounts payable and other current liabilities	303,050
Net cash provided by operating activities	64,433

Cash Flows From Investing Activities
Cash received for acquisition of a business	20,160
Net cash provided by investing activities	20,160

Cash Flows From Financing Activities
Issuance of loan payable	80,000
Net cash provided by financing activities	80,000

Net increase (decrease) in cash and cash equivalents	164,593
Cash and cash equivalents at beginning of year	-
Cash and cash equivalents at end of year	$164,593

Non-Cash activities
Issuance of preferred stock as part of acquisition of a business	$156,470

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes

NOTE 1 – BUSINESS AND NATURE OF OPERATIONS

Steele Resources Corporation was originally incorporated in Nevada on February 12, 2007. Steele Resources (formerly Steele Recording Corporation) was a U.S. exploration and mining company, incorporated in the state of Nevada on February 12, 2007. On June 17, 2010, the Company entered into and consummated a Plan and Agreement of Reorganization between Steele Resources Corporation and Steele Resources Corporation and certain stockholders of Steele Resources Corporation Pursuant to the Reorganization, Steele Resources Corporation acquired all of the issued and outstanding shares of Steele Resources Corporation, a Nevada Corporation ("SRI"), formed in May 2010. From an accounting perspective, Steele Resources Corporation was the acquirer.

On July 18, 2008, Steele Recording Corporation became a reporting company under Section 12(g) of The Securities Exchange Act of 1934.  Steele Resources (formerly "Steele Recording Corporation") filed its annual and quarterly reports, wherein the last report filed was the annual report for the period March 31, 2014.  On July 11, 2016, Steele Resources filed a Form 15-12G and terminated its reporting responsibility.  There were no other financial reports filed between March 31, 2014 and July 11, 2016.

On July 22, 2016, Steele Resources implemented a domicile change from Nevada to Oklahoma by creating and merging into Steele Seafood Corporation ("Steele Seafood"), an Oklahoma corporation.  The domicile change was approved by the Oklahoma Secretary of State.  The domicile change was approved by the Board of Directors and the majority shareholders of Steele Resources.

Steele Oceanic Corporation (formally referred to as Steele Resources Corporation) was incorporated in Oklahoma on August 26, 2016.  On that same date, Steele Resources/Steele Seafood Corporation prior to the Merger Agreement as discussed in Corporate History below was re-domiciled as an Oklahoma corporation on August 26, 2016, became the holding company of SELR PRE, Inc. on the same date and is engaged in the Procurement and Distribution of Seafood internationally.

STEELE SEAFOOD CORP. merged with and into SELR (the "Merger"), and SELR became the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").  The Merger became effective upon the date and time of filing an executed copy of this Merger Agreement with the Secretary of State of the State of Oklahoma in accordance with Section 1081(g) of the OCGL (the "Effective Time")

At the Effective Time, the separate corporate existence of STEELE SEAFOOD CORP. ceased, and SELR succeeded to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of STEELE SEAFOOD CORP., and SELR assumed and became subject to all of the duties, liabilities, obligations and restrictions of every kind and description of STEELE SEAFOOD CORP., including, without limitation, all outstanding indebtedness of STEELE SEAFOOD CORP.

The Directors of STEELE SEAFOOD CORP. immediately preceding the Effective Time became the Directors of the Surviving Corporation and STEELE OCEANIC at and after the Effective Time until their successors are duly elected and qualified.

The officers of STEELE SEAFOOD CORP. immediately preceding the Effective Time became the officers of the Surviving Corporation and STEELE OCEANIC at and after the Effective Time, to serve at the pleasure of the Board of Directors of STEELE OCEANIC.

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

a.
each share of STEELE SEAFOOD CORP. Stock issued and outstanding immediately prior to the Effective Time was changed and converted into and was be one fully paid and non-assessable share of STEELE OCEANIC Stock;

b.	each share of STEELE SEAFOOD CORP. Stock held in the treasury of STEELE SEAFOOD CORP. immediately prior to the Effective Time was cancelled and retired;

c.
each option, warrant, purchase right, unit debenture or other security of STEELE SEAFOOD CORP. convertible into shares of STEELE SEAFOOD CORP. Stock had become convertible into the same number of STEELE OCEANIC Stock as such security would have received if the security had been converted into shares of STEELE OCEANIC Stock immediately prior to the Effective Time, and STEELE OCEANIC was reserved for purposes of the exercise of such options, warrants, purchase rights, units, debentures or other securities an equal number of shares of STEELE OCEANIC Stock as STEELE SEAFOOD CORP. had reserved; and

d.
each share of STEELE OCEANIC Stock issued and outstanding in the name of STEELE SEAFOOD CORP. immediately prior to the Effective Time was cancelled and retired and resumed the status of authorized and unissued shares of STEELE OCEANIC Stock.

On October 1, 2016, the Company completed a Stock Purchase Agreement to acquire 100% of the equity interests of Global Seafood Incorporated ("GSI"). As consideration for the transaction, the Company provided Global 2.0 284,490 shares of Series B Convertible Preferred Stock. These Series B Preferred Shares are not subject to the reverse stock split discussed otherwise in these footnotes and would convert into 284,490 shares of common stock at the discretion of Global 2.0. In the event Global 2.0 determined to convert their Series B Preferred Shares, based on the current issued and outstanding shares and shares reserved for issuance as of the date herein, Global 2.0 would receive 9.48% of the issued and outstanding shares of common stock on a post-split basis. Steele Oceanic currently holds all the issued and outstanding shares of GSI. See note 4.
NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements in conformity with U.S. generally accepted accounting principles.  Management believes the assumptions underlying the consolidated financial statements are reasonable.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates.

Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At October 31, 2016, cash and cash equivalents include cash on hand and cash in the bank.  The FDIC insures these deposits up to $250,000.

Accounts receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts.  Management determines the allowances for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions.  Trade receivables are written off against the allowance when deemed uncollectible.  Recoveries of trade receivables previously written off are recorded when received.  The Company generally does not charge interest on past due accounts. As of October 31, 2016, the Company has not recorded an allowance for doubtful accounts.

The Company entered into a factoring agreement without recourse with a third party upon which the Company will initially receive 80% of the net invoice amount and the remaining after collection less a commission fee calculated as 1.65% if collected within 30 days and a daily increase of 0.053% each day after the 30-day period until 60 days.  As of October 31, 2016, a receivable due from the third party in the amount of $57,969 was recorded in other current assets and represents the remaining 20% of the receivable due from the third party less the estimated fee.  The Company anticipated that this receivable is fully collectible.

Inventories

Inventories consist primarily of varieties of fish that the Company acquires generally from fishermen. Inventory is stated at the lower of cost and net realizable value.  Cost is determined using the weighted-average method.  Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the significant risks and rewards of ownership have been transferred to the buyer, the arrangement fee is fixed and determinable and collectability is reasonably assured.

Impairment of Long-Lived Assets

Long-lived assets, such as property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Goodwill and other intangible assets are tested for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Goodwill

Goodwill represents the excess of purchase price of acquisitions over the acquisition date fair value of the net assets of businesses acquired.  Goodwill is not amortized and is tested at least annually for impairment.  We perform our annual analysis during the fourth quarter of each fiscal year and in any other period in which indicators of impairment warrant additional analysis.  Goodwill is evaluated for impairment by first comparing our estimate of the fair value with the carrying value, including goodwill.

Related Party Transactions

The Company accounts for payables due to related parties separately from accounts payable in accordance with ASC 850, Related Party Disclosures.

Derivative Financial Instrument

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a Black-Scholes option pricing model, in accordance with ASC 815-15 "Derivative and Hedging" to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with Accounting Standards Codification ("ASC") 740, Income taxes.  Under this method deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At October 31, 2016, the Company did not record any liabilities for uncertain tax positions.

Earnings Per Share

Basic income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period in accordance with ASC 260, Earnings Per Share. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company. Diluted loss per share is the same as basic loss per share for all periods presented because the effects of the additional securities, would be anti-dilutive.

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value in accordance with ASC 820, Fair Value Measurement. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. A fair value hierarchy is based on three levels of inputs which are used to measure fair value, of which the first two levels are considered observable and the last is considered unobservable:
•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•
Level 2—Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company's instruments that are carried at fair value are cash equivalents, accounts receivable, accounts payable and accrued liabilities, and accrued interest. The carrying values of accounts receivable, accounts payable and accrued expenses approximate their fair value due to the short-term nature of these assets and liabilities.

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)." The amendment clarifies the implementation guidance for principal versus agent considerations as contained in ASU No. 2014-09, Revenue from Contracts with Customers. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to a customer. ASU No. 2016-08 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption of ASU No. 2016-08 is permitted but not before December 15, 2016. The Company is currently evaluating the impact of ASU No. 2016-08 on our Financial Statements.

In March 2016, the FASB issued ASU 2016-09, "Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting." The objective of this update is to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the new guidance to determine the impact it may have on our Financial Statements.

In August 2016, the FASB issued ASU No. 2016-15, "Statement of Cash Flows (Topic 230)." This ASU will provide guidance on the presentation and classification of specific cash flow items to improve consistency within the statement of cash flows. The effective date for adoption of this guidance would be our fiscal year beginning January 1, 2017, with early adoption permitted. The Company is currently evaluating the effect that ASU 2016-15 will have on our Financial Statements.

The Company has reviewed other recently issued accounting standards which have not yet been adopted in order to determine their potential effect, if any, on the results of operations or financial condition. Based on the review of these other recently issued standards, the Company does not currently believe that any of those accounting pronouncements will have a significant effect on its current or future financial position, results of operations, cash flows or disclosures.

The Company's management does not believe that any recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 – SIGNIFICANT CONCENTRATIONS

During the period from October 1, 2016 through October 31, 2016, three customers represented 38%, 28%, and 12% of total revenues recognized as well as 45%, 35%, and 0% of accounts receivable as of October 31, 2016, respectively.

NOTE 4 – ACQUISITION

On October 1, 2016, the Company acquired 100% of the equity interests in Global Seafood International from Global 2.0 Corporation in exchange for 284,490 shares of Preferred B shares convertible into common stock on a 1:1 exchange, once the previously adopted 1:4000 Reverse Stock Split has become effective and an 'effective date' has been announced.  The purpose of the transaction was to enhance the growth of Global Seafood International and add market value to current investors. The fair market value of the consideration issued was determined on an as if converted basis to be $156,470 ("purchase price") which was exchanged for net assets including accounts receivable, inventory, accounts payable, and other liabilities totaling $85,580 resulting in goodwill of $70,890. Total cash received upon the acquisition was $20,160. Global Seafood International consisted primarily of accounts receivable, inventory, accounts payable and accrued expenses.

Additionally, in accordance with the acquisition agreement, the Company is obligated to issue 1,000 shares of Series A Preferred Stock and 2,666,084 shares of common stock to previous debt holders.

Fair Value of Consideration Transferred:
Total fair value of consideration transferred	$156,470
Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed:
Current Assets	422,894
Current Liabilities	(337,314)
Net recognized amounts of identifiable assets acquired	85,580
Goodwill	$70,890

NOTE 5 – NOTES PAYABLE

On October 14, 2016, the Company entered into a 90 Day unsecured Debenture for $80,000 with an interest rate of 12% due on January 13, 2017.  Interest is payable on the 14th of each month. The Company promises to issue 2,400 shares of its common stock to the note holder on the maturity date.  All overdue accrued and unpaid interest to be paid will incur a late fee at a rate of 18% per annum.

NOTE 6 – RELATED PARTY PAYABLE

The Company has entered into transactions with the related parties, Global 2.0 and Global Seafood Holdings, which have similar shareholders. As of October 31, 2016, the Company maintained payables in the amount of $90,955 and $34,000 to Global 2.0 and Global Seafood Holdings, respectively. The advances are payable on demand and carry no interest.

An executive of the Company provides office space located in San Diego, California to the Company without cost. This office space is used as the Corporate Headquarters of the Company.

NOTE 7 – INCOME TAXES

The Company will file a consolidated federal income tax return and certain state and local income tax returns. At October 31, 2016, the Company had available a federal net operating loss carry-forward of $4,338 for income tax purposes, which will expire in fiscal year 2037. The Company evaluates whether a valuation allowance related to deferred tax assets is required each reporting period. A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. The Company follows ASC 740, "Income Taxes," where tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in tax returns that do not meet these recognition and measurement standards. At October 31, 2016, the Company recorded a full valuation allowance of $1,475 relating to the net operating loss.
NOTE 8 – EQUITY

On July 22, 2016, the Company implemented a four thousand to one reverse stock split of its issued and outstanding common shares.  On August 1, 2016, the Company received notices of conversion from a number of debt holders. The Board of Directors recognized that, if the debt was fully converted into common stock, there were an insufficient number of shares of common stock available for issuance to satisfy the obligation. For example, one such debt holder, Small World Traders LLC, an entity controlled by Michael Low, would have been issued 8,550,291,996 shares of common stock. The Company only had ten million shares of common stock authorized.  The debt holders agreed to defer the issuance of shares until after the reverse stock split was enacted by FINRA (and an ex-dividend date set), an action that would provide sufficient shares of common stock. Two other note holders (related to each other) also deferred their issuance for 2,025,826,675 and 80,036,759 shares respectively.   Consequently, the shares were reserved for issuance on a post-split basis and will be issued immediately following the ex-dividend date.

October 1, 2016, the Company completed a Stock Purchase Agreement for GSI. As consideration for the transaction, the Company provided GSI, 284,490 shares of Series B Convertible Preferred Stock. These Series B Preferred Shares are not subject to the reverse stock split discussed otherwise in this filing and would convert into 284,490 shares of common stock at the discretion of GSI. In the event GSI determined to convert their Series B Preferred Shares, based on the current issued and outstanding shares and shares reserved for issuance as of the date herein, GSI would receive 9.48% of the issued and outstanding shares of common stock on a post-split basis. Steele Oceanic currently holds all the issued and outstanding shares of GSI. The value of the consideration given was valued using the fair market value of the stock issued and totaled $156,470.

The total consideration in the deal consisted of 284,490 preferred shares which would convert into common stock on a 1:1 basis following a 4000:1 reverse split of the common stock of Steele.  The fair market value of the stock as of the acquisition as of September 30, 2016 was $.0009.  As of September 30, 2016 total outstanding common shares of 205,702,522 shares for a total market capitalization of $185,132.  Following a 1:4000 reverse stock split and the addition of 284,490 shares of common stock the fair market value of each share would be $0.55 per share.  Based on this information the total consideration provided by the Company was $156,470.

Preferred Stock
The Company has authorized 5,000,000 shares of Preferred Stock at a par value of $0.0001 per share.  The Company has an aggregate of 284,490 shares of Preferred Stock outstanding, which consists of shares of Series B Preferred Stock. The Series B Preferred Stock has voting rights of one vote preferred share on all matters presented to be voted by the holders of Common Stock and conversion rights of one share of common stock for each share of Series B Preferred Stock (with no adjustments for the reverse stock split discussed above). None of the preferred stock is redeemable, participating nor callable.
The Company analyzed the embedded conversion option for derivative accounting consideration under ASC 815-15 "Derivatives and Hedging" and determined that the conversion option should be classified as equity.
Common Stock
Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders, including the election of directors. Our common shareholders do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding series of our preferred stock which may be designated in the future, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of the Company, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our shareholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.
NOTE 9 – COMMITMENTS AND CONTINGENCIES
The Company entered into a lease agreement in Miami, Florida for the business operations.  The monthly cost of the lease is $902 and terms are month to month.
From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company's financial position or results of operations.